EXHIBIT 11(a)

                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                      -----------------------------------------
                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   We hereby consent to the incorporation by reference in the Prospectus and the Statement of Additional Information constituting parts of this Post-Effective Amendment (the "Amendment") to the Registration Statement on Form N-1A of our report dated January 16, 1998 relating to the financial statements and financial highlights of the series of Principal Preservation Portfolios, Inc. known as the Wisconsin Tax-Exempt Portfolio, which financial statements and financial highlights also are incorporated by reference into the Amendment from the Wisconsin Tax-Exempt Portfolio's 1997 Annual Report to Shareholders. We also consent to the references to our firm under the heading "Financial Highlights" in the Prospectus and under the heading "Counsel and Independent Public Accountants" in the Statement of Additional Information.

ARTHUR ANDERSEN LLP


Milwaukee, Wisconsin
April 28, 1998